UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2026

Roivant Sciences Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-40782	98-1173944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom

1 Pennsylvania Plaza
Floor 54
New York, NY 10119
United States1

Viaduktstrasse 8
4051 Basel
Switzerland1
(Addresses of principal executive offices, and Zip Code)

+44 207 400-3347
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]	Addresses of wholly-owned subsidiaries of the Registrant.

Item 2.02.	Results of Operations and Financial Condition

On April 2, 2026, Roivant Sciences Ltd. (the “Company”) announced preliminary unaudited consolidated cash, cash equivalents and marketable securities as of March 31, 2026 of approximately $4.3 billion. For the three months ended March 31, 2026, the Company repurchased 3,956,362 common shares for an aggregate purchase price of approximately $109.7 million (excluding fees and commission).

The information in this Item 2.02 is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s results of operations for the fiscal year ended March 31, 2026. The audit of the Company’s financial statements for the fiscal year ended March 31, 2026 is ongoing and could result in changes to the information in this Item 2.02.

The information furnished under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933. The information in this Item 2.02 shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure

On April 2, 2026, the Company issued a press release announcing a new Phase 2b/3 clinical program at Priovant for brepocitinib in lichen planopilaris. The press release also reported the topline results from Immunovant’s two Phase 3 clinical studies evaluating batoclimab as an investigational treatment for adults with active, moderate-to-severe thyroid eye disease. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 2, 2026.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROIVANT SCIENCES LTD.

By:	/s/ Keyur Parekh
Name: Keyur Parekh
Title: Authorized Signatory

Dated: April 2, 2026